EXHIBIT 10.2

SUBLEASE

THIS SUBLEASE (this “Sublease”) is entered into as of the 5th day of June 2003 by and between OPPENHEIMER WOLFF & DONNELLY LLP (“Sublandlord”), a Minnesota limited liability company, having an office at Plaza VII, Suite 3300, 45 South Seventh Street, Minneapolis, Minnesota 55402, and METROPOLITAN RESEARCH ASSOCIATES, LLC (“Subtenant”), a New York limited liability company, having an office at 305 Madison Avenue, Suite 1240, New York, NY 10165.

RECITALS:

A.

405 Lexington, L.L.C. (“Landlord”), as landlord, and Sublandlord, as tenant, entered into a certain Lease dated as of May 12,1999 (the “Original Lease”), as amended by a letter agreement dated May 12,1999 between Landlord and Sublandlord (the “Amendment”) (as so amended, the “Lease”), affecting a portion of the 18th floor and the entire 19th  floor (collectively, the “Leased Premises”) in the building located at 666 Third Avenue, New York, New York (the “Building”), a true and complete copy of which Lease is annexed to this Sublease as Exhibit A; and

B.

Subtenant desires to sublease the entire 19th floor of the Building from Sublandlord and Sublandlord desires to sublease such space to Subtenant, on the terms, covenants and conditions contained in this Sublease.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises of the parties hereinafter set forth, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1.

Sublease.    Upon and subject to the terms, covenants and conditions hereinafter set forth, from and after the Sublease Commencement Date (as hereinafter defined), Sublandlord subleases to Subtenant the entire 19th floor of the Building more particularly shown hatched on the floor plan attached to this Sublease as Exhibit B (the “Subleased Premises”), and Subtenant hires the Subleased Premises from Sublandlord. The attached floor plan of the Subleased Premises does not constitute a representation that said floor plan is exact or correct, and Sublandlord makes no representation or warranty with respect to the accuracy of the layout or dimensions of the Subleased Premises as shown on said floor plan or otherwise. For all purposes of this Sublease, Sublandlord and Subtenant conclusively agree that the Subleased Premises consists of 16,915 rentable square feet.

2.

Sublease Term.    (a) The term of this Sublease (the “Sublease Term”), shall commence on the latest of the following dates (the “Sublease Commencement Date”): (i) the date on which Landlord shall have delivered its written consent to this Sublease (the “Landlord Consent”); and (ii) the date on which Sublandlord shall have delivered vacant (except for the Furniture (as hereinafter defined) to be used by Subtenant during the Sublease Term) and broom-clean possession of the Subleased Premises to Subtenant, unless Subtenant shall occupy the Subleased Premises for the normal conduct of its business prior to such delivery of the Subleased Premises in the condition set forth in this clause (ii), in which event the Sublease Commencement Date shall be deemed to be such date that Subtenant so occupies the Subleased Premises for the normal conduct of its business. The Sublease Term shall expire on May 30, 2010 (the “Sublease Expiration Date”), unless the Sublease Term shall be sooner terminated as hereafter provided or pursuant to law.

(b)

Sublandlord shall not be subject to any liability for its failure to deliver the Subleased Premises to Subtenant by any particular date and the validity of this Sublease shall not be impaired thereby nor the Sublease Expiration Date extended thereby. Subject to the following provisions of this Paragraph 2(b), Subtenant expressly waives any right to rescind this Sublease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Sublandlord’s failure to deliver possession of the Subleased Premises on any particular date. Subtenant agrees that the provisions of this Paragraph 2(b) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a. Without limiting the foregoing, if the Landlord Consent shall have been obtained and Sublandlord shall not have delivered to Subtenant vacant (except for the Furniture to be used by Subtenant during the Sublease Term) and broom-clean possession of the Subleased Premises, in the condition required under Paragraph 3 of this Sublease, on or prior to the date (the “Outside Delivery Date”) which is the later to occur of June 30, 2003 or the date which is 10 days after the Landlord Consent is obtained, then Subtenant shall have the right to terminate this Sublease on written notice given to Sublandlord within 10 days after the Outside Delivery Date (the “Termination Date”) but before Sublandlord shall have delivered such possession of the Subleased Premises to Subtenant, which notice shall be effective upon receipt by Sublandlord. In the event of such termination, this Sublease shall be deemed automatically void and of no further force or effect on the date such notice is received by Sublandlord, without any further action by Sublandlord or Subtenant, Sublandlord shall return to Subtenant the first monthly installment of Sublease Base Rent and any security deposit paid by Subtenant upon its execution and delivery of this Sublease, and Sublandlord and Subtenant shall have no further obligations or liability under this Sublease except as expressly set forth in this Sublease to survive termination hereof. To the extent that such delivery of possession shall be delayed beyond the Outside Delivery Date by reason of any act or omission of Subtenant or any event beyond Sublandlord’s reasonable control, then the respective dates that shall constitute the Outside Delivery Date and the Termination Date shall be delayed by the period of time equal to the duration of all such delays.

(c)

Sublandlord shall submit to Subtenant a written agreement, substantially in the form annexed hereto as Exhibit C, confirming the date fixed, in accordance with the provisions of this Sublease, as the Sublease Commencement Date and Subtenant shall execute such agreement and return it to Sublandlord within 15 days thereafter. Any failure of the parties to execute such written agreement shall not affect the validity of the Sublease Commencement Date as fixed and determined as aforesaid.

3.

Condition of Subleased Premises.    (a) Subtenant has inspected the Subleased Premises fully familiar with the condition thereof. Subtenant shall take possession of the Subleased Premises (together with the Furniture) in their “as is” condition and state of repair on the date of this Sublease, subject to reasonable wear and tear, and Subtenant acknowledges that, except as expressly set forth in this Sublease, Sublandlord has made no representation or warranty concerning the condition of the Subleased Premises, and Sublandlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Subleased Premises to prepare the Subleased Premises for Subtenant’s occupancy. The taking of occupancy of the whole or any part of the Subleased Premises shall be conclusive evidence, as against Subtenant, that Subtenant accepts possession of the same and that the Subleased Premises (or that part of the Subleased Premises occupied by Subtenant, as the case may be) was in good and satisfactory condition at the time such occupancy was so taken; however, Subtenant’s failure to take possession of the Subleased Premises shall not be deemed evidence that the same was not in good or satisfactory condition. Without limiting the foregoing, prior to the Sublease Commencement Date, Sublandlord shall cause the carpeting located within the Subleased Premises to be shampooed and the interior of the windows within the Subleased Premises to be cleaned. Subtenant shall be permitted to use, at no additional cost to Subtenant, during the Sublease Term solely within the Subleased Premises all of Sublandlord’s telephone equipment (including, without limitation, the telephone switch) and furniture located within the Subleased Premises on the date of this Sublease (collectively, the “Furniture”), an inventory of which Furniture is annexed to this Sublease as Exhibit D. The Furniture is delivered to Subtenant ‘‘as is” and without representation or warranty by Sublandlord. Subtenant, at its sole cost, shall maintain the Furniture during the Sublease Term in good condition and repair, reasonable wear and tear excepted. Subtenant shall pay all maintenance and usage costs with respect to the Furniture, including, without limitation, all telephone bills. Subject to the last sentence of this Paragraph 3(a), on the Sublease Expiration Date, Subtenant shall become the owner of the Furniture and on or prior such date, Subtenant, at its sole cost, shall remove the Furniture from the Subleased Premises. If Subtenant shall fail to so remove the Furniture, then Sublandlord shall be entitled to remove it at Subtenant’s cost, to be reimbursed to Sublandlord on demand. Notwithstanding the foregoing, (i) the right to own the Furniture granted to Subtenant in this Paragraph 3(a) shall be personal to Metropolitan Research Associates, LLC and in no event shall such right be assigned or otherwise transferred to any other person or entity prior to the Sublease Expiration Date; and (ii) if this Sublease shall terminate prior to the Sublease Expiration Date for any reason other than the termination of the Lease due to Sublandlord’s default beyond all applicable notice and grace periods there under, then Subtenant shall not become the owner of the Furniture upon the termination of this Sublease, but rather the Furniture shall remain the property of Sublandlord and shall be returned to Sublandlord with the Subleased Premises on such date of termination of this Sublease in good condition and repair, reasonable wear and tear excepted.

(b)

Subtenant shall not make any alterations, additions, improvements or changes (collectively, “Improvements”) in or to the Subleased Premises without first obtaining the prior written consent of Sublandlord, and of Landlord if required under the Lease. To the extent that Landlord’s consent shall not be required under the Lease with respect to any Decorative Alterations (as defined in Section 5.1 of the Lease) to be made by Subtenant, Sublandlord’s consent shall likewise not be required with respect to such Decorative Alterations. If Landlord consents to Subtenants’ proposed improvements, then Sublandlord’s consent shall not be unreasonably withheld or delayed. Subtenant, in making any such approved improvements in or to the Subleased Premises, shall comply with all applicable terms, covenants and conditions of the Lease and with all requirements of governmental bodies having jurisdiction thereof. Subtenant shall reimburse Sublandlord for Sublandlord’s reasonable, actual out of pocket costs incurred by it in connection with (i) its review of any plans and specifications submitted by Subtenant, reviewed by Sublandlord, and (ii) Landlord’s costs in connection with such improvements.

4.

Conditions Precedent to Effectiveness of this Sublease.   Promptly after execution of this Sublease by Sublandlord and Subtenant, this Sublease shall be delivered to Landlord for its consent. This Sublease shall not be effective unless and until Landlord shall have delivered to Sublandlord the Landlord Consent (in Landlord’s customary standard form), it being the intention of the parties hereto that this Sublease shall be expressly conditioned upon the Landlord Consent first being delivered. Sublandlord and Subtenant shall use reasonably diligent efforts to obtain the Landlord Consent. Sublandlord shall furnish a copy of Landlord’s Consent to Subtenant promptly after it is received by Sublandlord. In no event shall Sublandlord or Subtenant be required to institute any litigation, action or proceeding, or otherwise expend any sum of money, in order to obtain the Landlord Consent. If the Landlord Consent is not delivered within 60 days after the date this Sublease is executed and delivered by Sublandlord and Subtenant, then either Sublandlord or Subtenant may terminate this Sublease upon notice to the other party, provided that such notice is given prior to the delivery of the Landlord Consent, and further provided that such failure to obtain the Landlord Consent shall not have resulted from any act or omission of the party sending such notice of termination. In the event of such termination, this Sublease shall be deemed automatically void and of no further force or effect on the date such notice is given, without any further action by Sublandlord or Subtenant, Sublandlord shall return to Subtenant the first monthly installment of Sublease Base Rent and any security deposit paid by Subtenant upon its execution and delivery of this Sublease, and Sublandlord and Subtenant shall have no further obligations or liability under this Sublease except as expressly set forth in this Sublease to survive termination hereof.

5.

Rent.    (a) Subtenant shall pay to Sublandlord during the Sublease Term fixed rent (“Sublease Base Rent”) for the Subleased Premises at the rate of $541,280 per annum ($45,106.67 per month) from the Sublease Commencement Date through and including the Sublease Expiration Date.

(b)

The first monthly installment of Sublease Base Rent in the amount of $45,106.67 shall be due and payable by Subtenant upon execution of this Sublease. If the Sublease Commencement Date occurs on the first day of a calendar month, then such payment shall be credited by Sublandlord to the first monthly installment of Sublease Base Rent payable under this Sublease. If the Sublease Commencement Date is not the first day of a calendar month, then on the Commencement Date, Subtenant shall pay to Sublandlord Sublease Base Rent for the period from the Sublease Commencement Date through the last day of the month in which the Sublease Commencement Date occurs, and the payment made by Subtenant upon the execution and of this Sublease shall be credited against the second monthly installment of Sublease Base Rent payable under this Sublease.

(c)

With respect to the Subleased Premises, during the Sublease Term, Subtenant shall pay to Sublandlord as Sublease Additional Rent (as hereinafter defined) any items specified in the Lease to be additional rent and any other sums of money, costs, charges, adjustments, increases, rent or additional rent payable by Sublandlord to Landlord under the Lease attributable to the Subleased Premises or the use and occupancy thereof by Subtenant, provided, that, for the purposes of calculating the amount of Sublease Additional Rent payable by Subtenant to Sublandlord in respect of Taxes and Operating Expenses, (1) “Tenant’s Proportionate Share” shall be deemed to be 2.37493% (subject to adjustment in the event of any reduction in the size of the Building or the Subleased Premises as a result of a casualty or condemnation); (2) “Base Tax Year” shall mean the Tax Year (as defined in Section 8.1(g) of the Lease) commencing on July 1,2002; (3) “Base Taxes” shall mean the assessed valuation of the Real Property for the Base Tax Year multiplied by the annual real estate tax rate of the City of New York applicable to the Building for the Base Tax Year, plus all other taxes, assessments and other governmental levies, impositions or charges, which may be assessed upon all or any part of the Real Property for the Base Tax Year; (4) “Base Expense Years” shall mean only the calendar year commencing January 1,2003, (5) “Agreed Area of Premises” shall mean 16,915 rentable square feet (without any representation by Sublandlord whatsoever); (6) “Base Operating Expenses” shall mean the aggregate Operating Expenses for the Base Operating Years; and (7) “Comparison Year” shall mean (A) with respect to Taxes, the Tax Year commencing on July 1, 2004 and each subsequent Tax Year during the Sublease Term and (B) with respect to Operating Expenses, the calendar year commencing on January 1,2004 and each subsequent calendar year during the Sublease Term. Except as modified by this Sublease, with respect to the Subleased Premises, the Sublease Additional Rent for Operating Expenses and Taxes shall be calculated in accordance with the terms of the Lease.

(d)

Subtenant shall pay to Sublandlord the Sublease Additional Rent at the time and in the manner Sublandlord is required to pay the same to Landlord, as set forth in the Lease. Except as expressly provided herein, all other additional rent, charges, fees or other amounts payable under this Sublease or the Lease by Subtenant shall be payable within 15 days after written demand therefor.

(e)

The initial demand for Sublease Additional Rent payable pursuant to this Paragraph 5 and any subsequent demand for increases in Sublease Additional Rent shall be accompanied by copies of any invoices, bills or other documentation evidencing such Sublease Additional Rent which Sublandlord shall have received in connection therewith. Notwithstanding the foregoing, any failure by Sublandlord to make a demand under the provisions of this Sublease, shall not in any way be a waiver, or cause Sublandlord to forfeit or surrender its rights to collect, any Sublease Base Rent or Sublease Additional Rent that may have become due pursuant to the terms of this Sublease.

(f)

Sublandlord shall credit Subtenant its proportionate share of any refunds received by Sublandlord (together with any interest received by Sublandlord) from Landlord under the Lease on account of any overpayment of Sublease Additional Rent for which Subtenant has paid Sublandlord under this Sublease; provided, however, that Sublandlord shall be entitled to deduct from the aggregate of the amount of such refund Subtenant’s proportionate share of any and all costs and expenses, including, without limitation, reasonable attorneys’ fees, consultants fees and disbursements, incurred and paid by Sublandlord in connection with the obtaining of any such refunds. Subtenant shall pay to Sublandlord, as Sublease Additional Rent, within 15 days after demand, Subtenant’s proportionate share of any amounts (plus interest, if any) due Landlord under the Lease on account of any underpayment of Sublease Additional Rent payable under this Sublease, including, without limitation, Sublease Additional Rent payable hereunder on account of Taxes or Operating Expenses. Subtenant shall not challenge Landlord’s invoices for Taxes and Operating Expenses unless Sublandlord challenges such invoices.

(g)

All amounts payable by Subtenant to Sublandlord pursuant to this Sublease, including, without limitation, Sublease Base Rent and Sublease Additional Rent, shall be deemed to be and shall constitute Rent for all purposes hereunder and, in the event of any nonpayment thereof, Sublandlord shall have all of the rights and remedies provided herein, at law or in equity for non-payment of Rent. The obligation of Subtenant to pay all amounts to Sublandlord hereunder shall survive the Sublease Expiration Date or the earlier termination of this Sublease.

(h)

Sublease Base Rent and any and all additional rent payable by Subtenant to Sublandlord under this Sublease and under the Lease (“Sublease Additional Rent”) shall be paid by check, drawn on a member bank of the New York Clearinghouse Association, to the order of Sublandlord, at the office of Sublandlord first set forth above or at such other address as Sublandlord may from time to time designate by written notice to Subtenant. All such payments with respect to Sublease Base Rent shall be made, in advance, on the first day of each calendar month during the Sublease Term, without prior notice or demand therefore and without any abatement, deduction or set-off for any reason whatsoever, except as may be expressly provided in this Sublease.

6.

Electricity.    (a) Subtenant agrees that Landlord shall redistribute or furnish electricity to or for the use of Subtenant in the Subleased Premises for the operation of Subtenant’s electrical systems and equipment in the Subleased Premises, at a level sufficient to accommodate a demand load of six watts per usable square foot of office space in the Subleased Premises (exclusive of electricity required to operate the base-Building HVAC System), provided, however, that if Subtenant shall notify Landlord and Sublandlord that Subtenant requires a demand load of six watts per rentable square foot of office space (exclusive of electricity to operate the base-Building HVAC System) and Subtenant reasonably requires such load, Landlord shall deliver such load within 30 days after such notice is given. Subtenant shall pay to Sublandlord, on demand from time to time, but not more frequently than monthly, for its consumption of electricity at the Subleased Premises, as Sublease Additional Rent, for such service from and after the Commencement Date, a sum equal to 105% of the product obtained by multiplying (x) the Cost Per Kilowatt Hour, by (y) the actual number of kilowatt hours of electric current consumed by Subtenant at the Subleased Premises in such billing period. The meter(s) required to measure such consumption of electricity by Subtenant have previously been installed and shall be maintained by Landlord. Where more than one meter measures Subtenant’s consumption of electricity at the Subleased Premises, the electricity measured by each meter shall be computed separately but billed together in accordance with the provisions set forth above. Bills for such amounts shall be rendered to Subtenant by Sublandlord promptly after Sublandlord shall receive such bills from Landlord. The rate to be paid by Subtenant for submetered electricity shall include any taxes or other charges in connection therewith. If any tax is imposed upon Landlord’s (or Sublandlord’s) receipts from the sale or resale of electricity to Subtenant, Subtenant shall reimburse Landlord (or Sublandlord, as the case may be) for such tax, if and to the extent permitted by law. Sections 16.2,16.3 and 16.4 of the Lease are incorporated into this Sublease by reference as set forth in Paragraph 9 of this Sublease, provided, however, that all references in such Sections 16.2, 16.3 and 16.4 to “Landlord” shall be deemed, for purposes of this Sublease to mean Landlord (rather than Sublandlord), except the first three references to “Landlord” set forth in such Section 16.3, shall, for such purposes, be deemed to mean Landlord or Sublandlord.

(b)

If Landlord shall exercise its right to discontinue furnishing electric energy to the Subleased Premises as set forth in Section 16.4 of the Lease, then this Sublease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to the Subleased Premises.

(c)

If any charge is imposed upon Sublandlord with respect to any tax on electrical energy furnished as a service to Subtenant by any government authority, Subtenant agrees that, where permitted by law or applicable regulations, Subtenant’s pro rata share of such taxes shall be reimbursed by Subtenant to Sublandlord within 15 days after demand. Upon Subtenant’s request, Sublandlord shall deliver to Subtenant a copy of any tax bill received by Sublandlord from Landlord or the taxing authority relating to any such tax.

7.

Use; Care of the Subleased Premises. (a) Without limiting any other provision of this Sublease or the Lease, as the case may be, Subtenant shall take good care of the Subleased Premises, suffer no Waste or injury thereto and shall comply with all laws, orders and regulations applicable to the Subleased Premises, the Building and Subtenant’s use or manner of use thereof, which are imposed on Sublandlord as tenant under the Lease in connection with the Subleased Premises and/or the Building.

(b)

Subtenant shall use and occupy the Subleased Premises as executive and general offices for the Permitted Uses under the Lease and for no other purpose. In no event shall Subtenant use the Subleased Premises in any manner which violates any provision of the Lease.

8.

Sublease Subject and Subordinate to Lease: Covenants Respecting Lease.    (a) Subtenant acknowledges that it has read the Lease and is fully familiar with the terms and conditions thereof. With respect to the Subleased Premises, this Sublease is and shall at all times during the Sublease Term remain subject and subordinate to the Lease and all of the terms and provisions of the Lease (and to all matters to which the Lease is subject and subordinate). This clause shall be self-operative and no further instrument of subordination shall be required, but Subtenant shall execute promptly any certificate confirming such subordiI1ation that Sublandlord may request. In the event of any inconsistency between this Sublease and the Lease, such inconsistency shall be resolved in favor of that obligation which is more onerous to Subtenant or that restriction which is more restrictive of Subtenant, as the case may be. If neither obligation is more onerous or restrictive, then this Sublease shall control unless the use or occupancy of the Subleased Premises by Subtenant or any action or inaction by Subtenant in accordance with said provision becomes a default under the terms of the Lease, in which event the provisions of the Lease shall control.

(b)

Each of Sublandlord and Subtenant covenants that it shall conduct itself and its operations in and about the Subleased Premises so as not to cause Sublandlord to be in default under the Lease and shall not commit, permit or cause to be permitted in the Subleased Premises any act or omission which shall violate any term or condition of the Lease. Sublandlord shall not amend the Lease, without Subtenant’s consent, in a manner that will disturb Subtenant’s possession of the Subleased Premises, or decrease or materially adversely affect Subtenant’s rights, or increase Subtenant’s obligations, under this Sublease (it being agreed that any such amendment of the Lease made without Subtenant’s consent shall not be binding upon Subtenant). During the Sublease Term, Sublandlord shall use reasonable efforts not to default beyond all applicable notice and grace periods in the performance and/or observance of any material covenant, agreement or condition of the Lease (including, without limitation, the payment of rent there under) on Sublandlord’s part to be performed or observed. As used in the preceding sentence, “material” shall mean that Sublandlord’s failure to perform or observe such covenant, agreement or condition of the Lease might reasonably result in the termination of the Lease by Landlord.

(c)

Except as specifically set forth herein to the contrary, all acts to be performed by, and all of the terms, provisions, covenants, stipulations, conditions, obligations and agreements to be observed by, Sublandlord, as tenant under the Lease shall, to the extent that the same relate to the Subleased Premises, be performed and observed by Subtenant, and Subtenant’s obligations in respect thereof shall run to Sublandlord or Landlord as Sublandlord may determine to be appropriate or as may be required by the respective interests of Sublandlord or Landlord. Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other costs) which are paid, suffered or incurred by Sublandlord as a result of the nonperformance or nonobservance of any such terms, provisions, covenants, stipulations, conditions, obligations or agreements by Subtenant.

(d)

In the event that Subtenant shall be in default of any term, provision, covenant, stipulation, condition, obligation or agreement of, or shall fail to honor any obligation under this Sublease, Sublandlord, on giving the notice required by the Lease (as modified pursuant to Paragraph 9(g) hereof), and subject to the right, if any, of Subtenant to cure any such default within any applicable grace period provided in the Lease (as modified pursuant to Paragraph 9(g) hereof), shall have available to it all of the remedies available to Landlord under the Lease in the event of a like default or failure on the part of Sublandlord as tenant there under. Such remedies shall be in addition to all other remedies available to Landlord under the Lease in the event of a like default or failure on the part of Sublandlord as tenant there under. Such remedies shall be in addition to all other remedies available to Sublandlord at law or in equity.

(e)

Subtenant agrees to indemnify Sublandlord against and hold Sublandlord harmless from, any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges and reasonable attorneys’ fees and other charges incurred in connection with the enforcement of this indemnity provision) which are paid. suffered or incurred by Sublandlord as a result of (i) any personal injuries or property damage occurring in, on or about the Subleased Premises during the Sublease Term, (ii) any work or thing done, or any condition created, by Subtenant in, on or about the Subleased Premises or the Building during the Sublease Term, or (iii) any act or omission of Subtenant or Subtenant’s agents, contractors, servants, employees, invitees or licensees during the Sublease Term, except to the extent that any of the foregoing indemnified matters is caused by the negligence or willful misconduct of Sublandlord or its agents, contractors, servants, employees, invitees or licensees.

9.

Incorporation by Reference, with Certain Exceptions, of the Lease.   Except as otherwise set forth in this Sublease, the terms, covenants, provisions, rights, obligations and conditions of the Lease are hereby incorporated into this Sublease and to the extent applicable to the Subleased Premises and not inconsistent with any express provisions of this Sublease, shall be binding upon, and inure to the benefit of, both parties in this Sublease, those applying to Landlord, as landlord under the Lease, applying, in this Sublease, to Sublandlord, and those applying to Sublandlord, as tenant under the Lease, applying, in this Sublease, to Subtenant, with the following additional exceptions, modifications and supplements:

(a)

In addition to the other parts, provisions and exhibits of the Lease which are specifically made inapplicable or modified pursuant to the terms of this Sublease, for purposes of this Sublease the parties hereby agree that for purposes of this Sublease (and the incorporation of the Lease herein by reference), all references contained in the Lease to the following terms shall be deemed to refer, respectively, to the following: (i) “Premises” shall be deemed to refer to the “Subleased Premises” under this Sublease; (ii) “Commencement Date” and “Rent Commencement Date” shall be deemed to refer to the “Sublease Commencement Date” under this Sublease; (iii) “Expiration Date” shall be deemed to refer to the “Sublease Expiration Date” under this Sublease; (iv) the “Term” of the Lease shall be deemed to refer to the “Sublease Term” under this Sublease; (v) “Fixed Rent” shall be deemed to refer to “Sublease Base Rent”; (vi) “Additional Rent” shall be deemed to refer to “Sublease Additional Rent”; and (vii) “Security Deposit” shall be deemed to refer to “Sublease Security Deposit” (as hereinafter defined).

(b)

Wherever Sublandlord’s consent shall be required pursuant to the Lease, Sublandlord’s and Landlord’s consent shall be required and Sublandlord shall not be deemed to have unreasonably withheld its consent if Landlord shall fail or refuse to give its consent, nor shall Sublandlord have any liability for any such failure or refusal of Landlord to give its consent for any reason whatsoever, including whether or not such consent was unreasonably withheld or delayed. Sublandlord agrees that it shall not unreasonably withhold or delay its consent where Landlord has granted its consent. In any case where Landlord reserves a right or disclaims any liability under the Lease, said right or disclaimer shall inure to the benefit of Sublandlord as well as Landlord. If Landlord shall refuse to give its consent or approval to any request made by Subtenant, then such request shall be deemed denied, whether or not Sublandlord shall have previously granted its consent or approval.

(c)

Subtenant shall conform to, and use the Subleased Premises in accordance with, all of the terms, provisions, covenants, agreements and conditions of the Lease as same apply to the Subleased Premises, and will do no act which will result in a violation of said terms, provisions, covenants, agreements or conditions. Subtenant shall perform the terms, provisions, covenants, agreement and conditions of the Lease on the part of the tenant therein to be performed with respect to the Subleased Premises (except as otherwise expressly provided in this Sublease).

(d)

The benefit of all repairs, restorations, compliance with laws and other requirements, materials and services to be provided to the Subleased Premises and the Building by Landlord under the Lease shall accrue to Subtenant; but, notwithstanding anything to the contrary in this Sublease or in the Lease, Sublandlord shall under no circumstances be obligated to make any repairs or restorations, to comply with any laws or other requirements or to supply any materials or services to the Subleased Premises or the Building; and Sublandlord shall under no circumstances be liable to Subtenant for the failure of Landlord or others so to do, except if such failure is due to Sublandlord’s failure to perform, in a timely manner, its obligations under this Sublease. Upon Subtenant’s written request, Sublandlord shall promptly present to Landlord, in the name of Sublandlord, any demand requested by Subtenant for any such repairs, restorations, materials or services required to be furnished to the Subleased Premises by Landlord. Subtenant shall have the right to exercise, in Sublandlord’s name, but at Subtenant’s sole cost and expense, all of the rights available to Sublandlord to request and/or enforce performance of the obligations of Landlord, including any obligation to make any such repairs and restorations and to supply any such materials and services to the Subleased Premises and Sublandlord agrees to reasonably cooperate with Subtenant in pursuing such performance, provided that in no event shall Sublandlord be required to institute any litigation, action or proceeding against Landlord, or otherwise expend any sum of money, in order to obtain any such repair, restoration, material or service for Subtenant. No failure by Landlord to make any such repairs or restorations or to supply any such materials and services to the Subleased Premises, and no cessation, interruption or suspension of any service provided by Landlord, shall entitle Subtenant to any diminution or abatement of Sublease Base Rent or Sublease Additional Rent, nor shall this Sublease be affected by reason of any such failure, cessation, interruption or suspension, except that, to the extent Sublandlord shall be entitled to an abatement of rent under the Lease arising from such failure, interruption or suspension with respect to the Subleased Premises, Subtenant shall be entitled to a corresponding abatement of Sublease Base Rent and Sublease Additional Rent under this Sublease. If Subtenant shall commence any proceeding or take any other action to enforce the obligations of Landlord insofar as such obligations relate to the Subleased Premises, Subtenant shall indemnify and hold harmless Sublandlord and Sublandlord’s principals, agents and employees for, from and against any costs, liabilities, damages and expenses (including, without limitation, attorneys’ fees and disbursements) which Sublandlord or any of Sublandlord’s principals, agents or employees shall incur in connection therewith or by reason thereof.

(e)

Except as expressly provided in this Sublease, any covenants, representations and other undertakings of Landlord under the Lease shall not be deemed to be made by, or otherwise constitute obligations of, Sublandlord under this Sublease.

(f)

The Sublease Base Rent and Sublease Additional Rent to be paid by Subtenant under this Sublease shall be governed by the terms and provisions of Paragraph 5 of this Sublease.

(g)

The time limits provided in the Lease for the tenant there under to give notices, make demands, perform any act, condition or covenant, or exercise any right, remedy or option are changed for the purposes of incorporation into this Sublease by reference by shortening the same by three days in each instance if same relates to the payment, or failure to pay, any sum of money (so that in each such instance Subtenant shall have three days less time to make a payment hereunder than Sublandlord has as the tenant under the Lease), and by 10 days if same relates to any subject other than the payment of money (so that in each instance Subtenant shall have 10 days less time to perform hereunder than Sublandlord has as the tenant under the Lease), except that in any instance where Sublandlord as the tenant under the Lease, would have fewer than six days pursuant to the provisions of the Lease to take any of the actions set forth in this Paragraph 9(g). Subtenant shall have a time period of one-half of the time provided in the Lease for Sublandlord, as the tenant under the Lease, rounded up to the nearest whole number.

(h)

In addition to the other parts, provisions and exhibits of the Lease which are specifically made inapplicable or modified pursuant to the terms of this Sublease, for purposes of this Sublease, the following parts, provisions and exhibits of the Lease shall be inapplicable to this Sublease and are not incorporated herein by reference: (i) The following provisions of the Original Lease: The definitions under Article 1, “Basic Lease Provisions” of: “Premises”, “Commencement Date”, “Rent Commencement Date”, “Expiration Date”, “Term”, “Base Tax Year”, “Base Expense Years”, “Tenant’s Proportionate Share”, “Agreed Area of Premises”, “Fixed Rent”, “Additional Rent”, “Security Deposit”, “Broker” and “Landlord’s Contribution” (and all references in the Original Lease to “Landlord’s Contribution”), it being agreed that for such purposes, such terms shall instead have their respective definitions set forth in this Sublease; Section 2.3; the second sentence, clause (ii) of the fourth sentence and the fifth sentence of Section 3.2(a); Sections 3.2(b), 4.1, 4.2 and 4.3 (and all references in the Original Lease to “Landlord’s Work” and “Punch List Items”); the first sentence of Section 4.4(a); the last sentence of Section 5.2; the last sentence of Section 6.1; the last sentence of Section 8.1(h); Sections 10.6, 12.3, 16.I(a); Article 31; Section 35.5; Articles 37 and 38; and Exhibits A-I, A-2, C, D and H; and (ii) the entire Amendment.

(i)

For purposes of this Sublease and the incorporation herein by reference of the Lease, (a) the reference in Section 29.3 of the Original Lease to “Oppenheimer Wolff & Donnelly LLP” shall mean “Metropolitan Research Associates LLC; and (b) the reference in Section 36.9 to “Landlord” shall mean Landlord (rather than Sublandlord).

10.

Additional Services Required by Subtenants.   Subtenant shall attempt to make its own arrangements with Landlord for the furnishing of additional services to the Subleased Premises other than those which are required to be furnished by Landlord under the terms of the Lease and any such additional services shall be paid for by Subtenant directly to Landlord. If Landlord shall refuse to respond to any such request for additional services, Sublandlord shall, at Subtenant’s sole cost and expense, request Landlord to perform such additional services at Subtenant’s sole cost and expense. For purposes of this Paragraph 10, “additional services” shall include, without limitation, overtime HVAC service, overtime freight elevator service and increased capacity of electrical energy.

11.

Condenser Water.   Provided that Subtenant pays all of Landlord’s charges with respect thereto pursuant to Section 11.7 of the Lease, Subtenant may use up to approximately 11 tons of condenser water allocated to Sublandlord by Landlord under the Lease. Subtenant shall pay for the electricity consumed in the operation of any existing supplemental HVAC units servicing the Subleased Premises and in the operation of any supplemental HVAC units installed by Subtenant in accordance with the provisions of the Lease. Subtenant shall maintain and repair all of such units during the Sublease Term at Subtenant’s expense (including, without limitation, any and all charges under Sublandlord’s existing maintenance contract covering such units, a copy of which contract has heretofore been delivered to Subtenant). Sublandlord makes no representation with respect to the condition of any existing supplemental HVAC units and shall have no liability to Subtenant relating to their operation.

12.

Termination of Lease.    (a) In the event of any termination or cancellation of the Lease with respect to the Subleased Premises prior to the Sublease Expiration Date for any reason whatsoever, this Sublease shall simultaneously terminate without, except if due to Sublandlord’s failure to perform any of its obligations under this Sublease, any liability of Sublandlord to Subtenant. Sublandlord covenants that Sublandlord shall not voluntarily terminate cancel or surrender the Lease with respect to the Subleased Premises prior to the Sublease Expiration Date without Subtenant’s prior written consent (except in the event of a casualty or condemnation, as permitted under the Lease).

(b)

Notwithstanding anything contained in Paragraph 12(a) above, in the event of the termination or cancellation of the Lease for any reason whatsoever, or of the surrender of the Lease, whether voluntary, involuntary or by operation of law, or re-entry or dispossess by Landlord, prior to the Sublease Expiration Date, Landlord may, at its option, take over all of the right, title and interest of Sublandlord under this Sublease, and Subtenant shall, at Landlord’s option, attorney to Landlord for the balance of the Sublease Term, on the then executory provisions of this Sublease, except that Landlord shall not be (i) liable for any previous act or omission of Sublandlord under this Sublease (except Landlord shall be required to cure any continuing defaults of Sublandlord hereunder), (ii) subject to any offset not expressly provided for in this Sublease, which theretofore accrued to Subtenant against Sublandlord, or (iii) bound by any previous modification of this Sublease made without Landlord’s prior written consent or by any prepayment of more than one month’s Sublease Base Rent or Sublease Additional Rent then due.

Such attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord. Subtenant waives the provisions of any law now or hereafter in effect that may give Subtenant any right of election to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by Landlord under the Lease to terminate the Lease.

(c)

If, during the Sublease Term, (i) Sublandlord shall default beyond all applicable notice and grace periods under the Lease in the payment of any rent due and payable under the Lease, (ii) Landlord shall thereafter accept payment directly from Subtenant of any such rent otherwise due and payable by Sublandlord as the tenant under the Lease, (iii) Landlord shall agree in writing that such payment by Subtenant shall satisfy Sublandlord’s obligation under the Lease with respect to the payment of such rent, and (iv) Subtenant shall give Sublandlord at least five days’ prior written notice of Subtenant’s intention to make such payment directly to Landlord and Sublandlord shall not have made such payment to Landlord prior to the end of such notice period, and the amount of any such payments made by Subtenant to Landlord (upon collection by Landlord) shall be credited by Sublandlord against any sums due and payable by Subtenant to Sublandlord under this Sublease. Nothing in this Paragraph 12(c) shall (x) constitute Landlord’s agreement to accept any such payment of rent directly from Subtenant, or be deemed an attornment by Subtenant to Landlord under the Sublease or an acceptance by Landlord of Subtenant as the tenant under the Lease, or require Landlord to do any of the foregoing (and Landlord’s failure to agree to do any of the foregoing shall not release Subtenant from, or otherwise diminish, any of Subtenant’s obligations under this Sublease or limit or impair any rights or remedies of Sublandlord under this Sublease), or (y) except as set forth in clause (iii) of this Paragraph 12(c), release Sublandlord from, or otherwise diminish, any of Sublandlord’s obligations under the Lease or this Sublease, or increase, enhance, limit or impair any rights or remedies of Landlord with respect to any such default by Sublandlord under the Lease.

(d)

Nothing in this Paragraph 12 shall be deemed to affect any liability that Sublandlord may have to Subtenant pursuant to this Sublease.

13.

Assignment and Subletting.   As set forth in Paragraph 9 of this Sublease, the provisions of Article 15 of the Lease are incorporated into this Sublease by reference (subject to, and except as otherwise set forth in, such Paragraph 9) and shall be applicable under this Sublease with respect to the subject matter thereof as set forth in such Paragraph 9, except that in each instance where Sublandlord’s consent shall be required there under, Landlord’s consent shall also be required. For purposes of this Sublease only, the total number of Permitted Users (under Section 15.14(iv) of the Lease) using desk space in the Subleased Premises shall not exceed seven at any one time.

14.

Notices.   Notices shall be sent pursuant to Article 27 of the Lease, except that notices to Subtenant sent (i) prior to the Sublease Commencement Date, shall be sent to Subtenant at Subtenant’s address first above set forth, Attn: Ms. Stacy Mamakos Martin and (ii) after the Sublease Commencement Date, shall be sent to Subtenant at the Subleased Premises, Attn: Ms. Stacy Mamakos Martin, or, in each case, to such other place(s) or to the attention of such other individual(s) as a party may hereafter by written notice to the other party designate. Sublandlord shall promptly send to Subtenant a copy of each default notice, and each other notice that affects Subtenant, that Sublandlord receives from Landlord under the Lease. Subtenant shall promptly send to Sublandlord a copy of each default notice, and each other notice that affects Sublandlord, that Subtenant receives from Landlord under the Lease.

15.

Broker.   Each of Subtenant and Sublandlord represents to the other that it has not dealt with any broker in connection with this Sublease, other than CB Richard Ellis and TenantWise.com, Inc. (collectively, “Brokers”). Subtenant shall indemnify and hold harmless Sublandlord and Sublandlord’s principals, agents and employees for, from and against all loss, cost, damage and expense (including, but not limited to, all reasonable legal fees and disbursements incurred in establishing liability and in collecting amounts payable hereunder) incurred by Sublandlord or any of Sublandlord’s principals, agents or employees by reason of a breach of the foregoing representation by Subtenant. Sublandlord shall indemnify and hold harmless Subtenant and Subtenant’s principals, agents and employees for, from and against all loss, cost, damage and expense (including, but not limited to, all reasonable legal fees and disbursements incurred in establishing liability and in collecting amounts payable hereunder) incurred by Subtenant or any of Subtenant’s principals, agents or employees by reason of a breach of the foregoing representation by Sublandlord. Sublandlord shall pay Brokers their commission pursuant to one or more separate agreements. The provisions of this Paragraph 15 shall be effective upon the execution and delivery of this Sublease by Sublandlord and Subtenant and shall survive the expiration or earlier termination of this Sublease.

16.

Costs and Expenses.   Subtenant shall reimburse Sublandlord on demand for all costs and expenses (including attorneys’ fees and disbursements and court costs) incurred by Sublandlord in connection with enforcing Subtenant’s obligations under this Sublease after a default by Subtenant, whether incurred in connection with an action or proceeding commenced by Sublandlord, by Subtenant, by a third party or otherwise. All such amounts shall be deemed to be Sublease Additional Rent, and shall be collectible whether incurred before or after the expiration or termination of this Sublease.

17.

Governing Law.   This Sublease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

18.

Successors and Assigns.   Subject to the restrictions on assignment and subletting in this Sublease and in the Lease, this Sublease and the covenants and agreements herein contained and incorporated herein by reference shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

19.

Captions.   The captions contained in this Sublease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Sublease nor the intent of any provision hereof.

20.

Building Directory.   Subtenant shall be entitled to use, without additional cost to Subtenant 29 of the 40 listings available to Sublandlord under Section 36.14 of the Lease.

21.

Security Deposit.   As set forth in Paragraph 9 of this Sublease, the provisions of Article 35 of the Lease are incorporated into this Sublease by reference (subject to, and except as otherwise set forth in, such Paragraph 9) and shall be applicable under this Sublease with respect to the subject matter thereof as set forth in such Paragraph 9, except that for purposes of this Sublease, all references in such Article 35 to the amount of the security deposited shall be deemed to be “$135,320” (the “Sublease Security Deposit”).

22.

Insurance.   Subtenant shall obtain and maintain, at its sole cost and expense, throughout the Sublease Term, with respect to the Subleased Premises, all insurance required to be obtained and maintained by Sublandlord under Article 12 of the Lease, which insurance shall name as additional insured parties Sublandlord, Landlord and any other party required to be named under the Lease and shall otherwise comply with all requirements of the Lease required to be complied with by Sublandlord. One or more certificates evidencing such insurance coverage shall be delivered to Sublandlord upon the execution and delivery hereof by Subtenant.

23.

Condemnation, Destruction, Fire and other Casualty.   If the whole or any part of the Subleased Premises shall be condemned or damaged by fire or other casualty and the Lease is not terminated on account thereof pursuant to the provisions of the Lease, then this Sublease shall remain in full force and effect with respect to the portion of the Subleased Premises not so terminated, and Subtenant’s obligation to pay Sublease Base Rent and Sublease Additional Rent hereunder shall abate only proportionate to the extent that the Fixed Rent and Additional Rent (as such terms are defined in the Lease) with respect to the Subleased Premises shall abate under the terms of the Lease.

24.

Sublandlord’s Right of Access.   Sublandlord reserves for itself and its agents and employees the right to enter the Subleased Premises at all reasonable times (upon reasonable telephonic or written notice, except in the case of emergency), to inspect the Subleased Premises, to post notices of non-responsibility and to determine whether Subtenant is complying with its obligations under this Sublease. Sublandlord shall have the right to use any and all reasonable means that Sublandlord may deem necessary or proper to open doors in an emergency, in order to obtain entry to any portion of the Subleased Premises, provided that Sublandlord shall use reasonable efforts to maintain the security of the Subleased Premises and its contents.

25.

Right to Cure Defaults and Damages.   If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder after any required notice and within the applicable cure period, if any, then Sublandlord shall have the right, but not the obligation, after two days’ written notice to Subtenant, or without notice to Subtenant in the event of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any reasonable costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Subtenant shall pay to Sublandlord, upon demand, all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the Base Rate.

26.

Representation by Sublandlord.   Sublandlord represents to Subtenant that: (a) a true and correct copy of the Lease is attached hereto as Exhibit A; (b) the Lease has not been further modified; (c) Sublandlord is currently the tenant under the Lease with respect to the entire Leased Premises; (d) the Lease is presently in effect; (e) Sublandlord has not received any written notice from Landlord citing any defaults by Sublandlord as tenant under the Lease which remain uncured; (f) to Sublandlord’s knowledge, neither Sublandlord nor Landlord is in default beyond all applicable notice and grace periods in the performance of any material obligation under the Lease; (g) to Sublandlord’s knowledge, Sublandlord has not heretofore received written notice of any violations of any Requirement (as defined in the Lease) affecting the Subleased Premises which has not been cured or corrected; and (h) Sublandlord is authorized to do business in the State of New York; and that the person executing this Sublease on behalf of Sublandlord is a member of Sublandlord, duly authorized to execute, acknowledge and deliver this Sublease on behalf of Sublandlord.

27.

Authority.   Subtenant hereby represents and warrants that Subtenant is authorized to do business in the State of New York; and that the person executing this Sublease on behalf of Subtenant is a member of Subtenant, duly authorized to execute, acknowledge and deliver this Sublease on behalf of Subtenant.

28.

End of Term.   Subtenant acknowledges that possession of the Subleased Premises (and the Furniture) must be surrendered to Sublandlord on the Sublease Expiration Date or the earlier termination of this Sublease, in the same condition required under this Sublease and the Lease. Subtenant agrees to indemnify Sublandlord against and hold Sublandlord harmless from, any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges) which are paid, suffered or incurred by Sublandlord as a result of the failure of, or the delay by, Subtenant in so surrendering the Subleased Premises, including, without limitation, any claims made by Landlord or any succeeding tenant founded on such failure or delay. In addition, Subtenant shall also be required by pay to Sublandlord all amounts set forth in Section 22.2 of the Lease.

29.

Entire Agreement: Amendments.   This Sublease and Exhibits A through Q hereto set forth the entire agreement between the parties to this Sublease with respect to the subject matter of this Sublease, and supersede all prior agreements between the parties, whether written or oral, with respect to the subject matter of this Sublease. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge any provision of this Sublease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

30.

Counterparts.   This Sublease may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Sublease the day and year first above written

SUBLANDLORD:

OPPENHEIMER WOLFF & DONNELLY LLP

By:	/s/ HOWARD S. BOOTH
Name: Howard S. Both
Title: COO

SUBTENANT:

METROPOLITAN RESEARCH ASSOCIATES, LLC

By:	/s/ STACY MAMAKOS MARTIN
Name: Stacy Mamakos Martin
Title: Managing Partner

Subtenant’s Employer Identification Number:
13-4122482